UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 10, 2009
VION PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26534	13-3671221

(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Science Park, New Haven, CT	06511

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 498-4210
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.
     On August 11, 2009, Vion Pharmaceuticals, Inc. (the “Company”) issued a press release reporting its financial results for the second quarter and six month period ended June 30, 2009. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein and furnished solely for the purposes of this Item 2.02.
     On August 13, 2009, the Company held a conference call to discuss its financial results for the second quarter ended June 30, 2009. A copy of the transcript of the call is attached hereto as Exhibit 99.2 and is incorporated herein and furnished solely for the purposes of this Item 2.02.
Item 8.01. Other Events.
     On August 10, 2009 the Company announced the date and location of the Oncologic Drugs Advisory Committee (ODAC) Meeting at which its lead oncology therapeutic Onrigin™ (laromustine) Injection will be presented. The ODAC reviews and evaluates data concerning the safety and effectiveness of marketed and investigational human drug products for use in the treatment of cancer and makes appropriate recommendations to the U.S. Food and Drug Administration (FDA). The meeting will be held on September 1, 2009 at the Hilton Washington DC/Silver Spring, 8727 Colesville Road, Silver Spring, Maryland.
     A copy of the press release announcing the date of the meeting is attached as Exhibit 99.3 to this Current Report of Form 8-K and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

99.1	Press release of Vion Pharmaceuticals, Inc., dated August 11, 2009.

99.2	Transcript of August 13, 2009 Conference Call

99.3	Press release of Vion Pharmaceuticals, Inc., dated August 10, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VION PHARMACEUTICALS, INC.
Date: August 14, 2009	By:	/s/ Howard B. Johnson
		Name:	Howard B. Johnson
		Title:	President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Vion Pharmaceuticals, Inc., dated August 11, 2009.

99.2	Transcript of August 13, 2009 Conference Call

99.3	Press release of Vion Pharmaceuticals, Inc., dated August 10, 2009.